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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K
                                  CURENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  MAY 11, 2001
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                              PRIMIX SOLUTIONS INC.
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             (Exact name of registrant as specified in its charter)


DELAWARE                       000-20789                     04-324968
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(State or other jurisdiction   (Commission                   (IRS Employer
of incorporation)              File Number)                  Identification No.)


311 ARSENAL STREET, WATERTOWN, MASSACHUSETTS                 02472
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(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code  (617) 923-6500
                                                   ---------------






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ITEM 5. OTHER EVENTS.

         On May 11, 2001, Primix Solutions Inc., a Delaware corporation (the "Registrant"), acquired Extrio Corporation, a Delaware corporation ("Extrio"), through a merger of Extrio with and into the Registrant. As consideration for such acquisition, the Registrant issued 900,000 shares of common stock of the Registrant, par value $0.001 per share (the "Common Stock"), to the stockholders of Extrio and issued promissory notes in the aggregate amount of approximately $571,000. The promissory notes will be payable in two installments, the first payable on July 2, 2001 in cash, and the other payable on October 1, 2001 in cash or shares of Primix Common Stock.

         Extrio was a privately-held consulting company specializing in providing an integrated suite of healthcare-focused strategy, solution and integration services.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

         2.1 Agreement and Plan of Merger dated as of May 11, 2001 by and among the Registrant, Extrio and its principal stockholder (excluding schedules and exhibits*).



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*The Registrant agrees to furnish supplementally a copy of the schedules and exhibits to the Commission upon request.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              PRIMIX SOLUTIONS INC.


                                              By:  /s/ DAVID W. CHAPMAN
                                                 -------------------------------
                                                 Name:  David W. Chapman
Date:  May 25, 2001                              Title:  Chief Financial Officer



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                                  EXHIBIT INDEX

2.1 Agreement and Plan of Merger dated as of May 11, 2001 by and among the Registrant, Extrio and its principal stockholder (excluding schedules and exhibits*)


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*The Registrant agrees to furnish supplementally a copy of the schedules and exhibits to the Commission upon request.